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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): August 12, 1997



                           UNION PLANTERS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Tennessee                    1-10160                   62-0859007
  ---------------               ------------              --------------
  (State or other               (Commission                IRS Employer
  jurisdiction of               File Number)             Identification No.)
  incorporation)


             7130 Goodlett Farms Parkway, Memphis, Tennessee 38018
           -----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (901) 580-6000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.    OTHER EVENTS.

           On August 12, 1997, Union Planters Corporation ("UPC") and Capital Bancorp ("Bancorp") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Bancorp will be acquired by UPC. In accordance with the terms of the Agreement, UPC will acquire Bancorp pursuant to the merger (the "Merger") of Bancorp with a newly-formed, wholly-owned subsidiary of UPC, to be organized under the laws of the State of Florida. Bancorp will be the surviving entity resulting from the Merger.

           Upon consummation of the Merger, each share of the $1.00 par value common stock of Bancorp ("Bancorp Common Stock") (excluding shares held by Bancorp, UPC, or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as defined in the Agreement, the "Effective Time") shall cease to be outstanding and shall be converted into and exchanged for the right to receive .8525 shares of the $5.00 par value common stock of UPC, together with associated preferred stock purchase rights (collectively, "UPC Common Stock") (subject to possible adjustment as described below, the "Exchange Ratio").

           In addition, at the Effective Time, all rights with respect to Bancorp Common Stock, pursuant to stock options, stock appreciation rights, or other rights granted by Bancorp under the existing stock plans of Bancorp, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock on a basis that reflects the Exchange Ratio. In addition, subject to certain conditions set forth in the Agreement, each holder of outstanding stock options which are not "incentive stock options" of Bancorp may elect to convert all or a portion of such options which have not expired prior to the Effective Time into the right to receive such number of shares of UPC Common Stock as are equal in value to the excess of (i) the product of the number of shares of Bancorp
Common Stock subject to such option times the Exchange Ratio times the Average Closing Price (as defined in the Agreement) of UPC Common Stock, over (ii) the product of (a) the exercise price per share of Bancorp Common Stock subject to such option and (b) the number of shares of Bancorp Common Stock subject to such option.

           The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

           Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the shareholders of Bancorp of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law and pursuant to the Agreement; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System (the "Federal Reserve") and other applicable regulatory authorities;
(iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a letter from Price Waterhouse LLP, UPC's independent public acccountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (v) satisfaction of certain other conditions.

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           In addition, UPC can terminate the Agreement at any time before
September 12, 1997 pursuant to standards included in the Agreement based upon a due diligence investigation of Bancorp.

           Under the Agreement, Bancorp has the right to terminate the Agreement if the Average Closing Price (as defined in the Agreement) of UPC Common Stock
(i) is less than 80% of the Starting Price (as defined in the Agreement) and
(ii) reflects a decline, on the Determination Date (as defined in the Agreement), of more than 15% below a weighted index of the stock prices of a group of bank holding companies designated in the Agreement. In the event that Bancorp gives notice of its intention to terminate the Agreement based on such provision, UPC has the right, within five (5) days of UPC's receipt of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and thereby remove Bancorp's right to terminate.

           In connection with executing the Agreement, UPC and Bancorp entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Bancorp granted to UPC an option to purchase, subject to certain limitations, up to 1,510,500 shares of Bancorp Common Stock (representing 19.9% of the outstanding shares of Bancorp Common Stock without giving effect to the exercise of the option), at a purchase price of $40.50 per share, upon certain terms and in accordance with certain conditions. Under the terms of the Stock Option Agreement, the Total Profit (as defined in the Stock Option Agreement) and the Notional Total Profit (as defined in the Stock Option Agreement) that a holder may realize, including UPC, as a result of exercising the Stock Option Agreement may not exceed $18.0 million.

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           In addition, each of the directors of Bancorp has entered into an agreement with UPC wherein such directors agree, among other matters, as individual shareholders, to vote his or her shares of Bancorp Common Stock in favor of the Merger.

           The Agreement and the Merger will be submitted for approval at a meeting of the shareholders of Bancorp. Prior to the shareholders' meeting, UPC will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of UPC Common Stock to be issued in exchange for the outstanding shares of Bancorp Common Stock. Such shares of stock of UPC will be offered to the Bancorp shareholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the shareholders of Bancorp to consider and vote upon appropriate matters relating to the Agreement and the Merger.

           For additional information regarding the Agreement and the Stock Option Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.




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                                   SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNION PLANTERS CORPORATION
                                        (Registrant)



                                       By: /s/ M. KIRK WALTERS
                                           --------------------------------
                                           M. Kirk Walters
                                           Senior Vice President, Treasurer
                                           and Chief Accounting Officer


Date:  August 14, 1997




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                               INDEX TO EXHIBITS

                                                                               Sequential
   Exhibit                                                                      Page No.
   -------                                                                      --------

     2.1     Agreement and Plan of Merger, dated as of August 12,
             1997, by and between Union Planters Corporation and
             Capital Bancorp ..................................................

     2.2     Stock Option Agreement, dated as of August 12, 1997,
             issued by Capital Bancorp to Union Planters
             Corporation ......................................................

    99.1     Text of press release, dated August 13, 1997, issued
             by Union Planters Corporation ....................................





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